GREEN MOUNTAIN COFFEE, INC.
                                   Exhibit 11
                       Computation of Earnings Per Share
                                   (unaudited)

                                                            Sixteen weeks ended
                                                 January 17, 1998      January 18, 1998
                                                 ----------------      ----------------
Net income...................................    $     104,000         $    722,000
                                                 ================      ================
Primary weighted common shares outstanding:
   Common stock..............................        3,530,818            3,417,306
   Dilutive effect of outstanding common
     stock options...........................           18,588               26,912
                                                 ----------------      ----------------

Weighted average common and common
   equivalent shares.........................        3,549,406            3,444,218
                                                 ================      ================

Diluted income per share.....................    $        0.03         $       0.21
                                                 ================      ================

This exhibit should be read in conjunction with the accompanying unaudited consolidated financial statements and the notes thereto.
